CONTACT INFORMATION:

FOR IMMEDIATE RELEASE	David Mutryn Director of Investor Relations 703.502.7731 david_mutryn@sra.com

SRA Announces Financial Results for

Second Quarter of Fiscal Year 2011

•	Revenue of $435 million, up 5% year-over-year
•	Diluted EPS from continuing operations of $0.34
•	Operating cash flow of $30 million

FAIRFAX, Va., February 8, 2011 — SRA International, Inc. (NYSE: SRX), a leading provider of technology and strategic consulting services and solutions to government organizations and commercial clients, today announced operating results for the second quarter of fiscal year (FY) 2011, which ended December 31, 2010.

Revenue for the quarter was $434.8 million, up 5.3% from $412.8 million in the December 2009 quarter. Organic revenue growth for the same period was 1.1%. Operating income for the quarter was $31.7 million, for an operating margin of 7.3%. Income from continuing operations was $19.8 million, for a net margin of 4.5%. Diluted earnings per share (DEPS) from continuing operations for the quarter were $0.34. Operating cash flow was $29.8 million.

During the quarter the company incurred a severance charge of $1.8 million in connection with a reduction in its indirect labor force. The actions resulted in a reduction to the annual selling, general and administrative expenses of approximately $10 million. The savings will phase in over the March quarter, and the full effect will be felt in the June quarter. The severance charge is included in selling, general and administrative expenses on the income statement.

SRA President and CEO Stan Sloane said, “Our pipeline of opportunities in the Federal market is robust. We are taking proactive steps to ensure our continued competitiveness, and are committed to delivering organic growth.”

Executive Vice President and CFO Rick Nadeau added, “Operating cash flow was strong in the quarter. We completed the acquisition of Platinum Solutions in November, and completed the quarter with approximately $60 million in cash and no debt.”

Contract Awards

SRA won new business in the second quarter with potential value of $270 million, if all option years are exercised. As of December 31, 2010, the company’s backlog of signed business orders was $4.84 billion, up 9% year-over-year, and the funded portion of backlog was $1.0 billion, up 20% year-over-year.

Major highlights of competitive contract awards in the quarter include:

•	U.S. Special Operations Command. SRA was awarded the Special Operations Research, Development and Acquisition Center Program Executive Office-Fixed Wing task order under the SOCOM Global Battlestaff and Program Support vehicle. The task order is valued at $15.3 million with a period of performance of five years.

SRA was also awarded several multiple-award, IDIQ contracts in the second quarter, which are not included in the company’s quarterly bookings figure, but are expected to drive growth over time. These include:

•

Federal Bureau of Investigation. Platinum Solutions, which was recently acquired by SRA, won a prime position on the Federal Bureau of Investigation Information Technology Supplies and Support Services, or IT Triple S contract. IT Triple S is a multiple-award IDIQ contract with a total ceiling value of $30 billion over 8 years, if all options are exercised.

Forward Guidance

The company is updating revenue and earnings guidance for Fiscal Year 2011 previously provided on November 2, 2010. The table below represents management’s current expectations about the company’s future financial performance, based on information available at this time. SRA completed the acquisition of Platinum Solutions in November. The forward guidance does include the effect of the Platinum acquisition, but does not include any effect of any additional acquisitions or divestitures that SRA might make in the future. The guidance assumes that the FY 2011 diluted weighted-average shares outstanding are 58.2 million, excluding unvested restricted stock awards, and that the allocation of earnings to unvested restricted shares used in the calculation of diluted earnings per share is approximately 1.4% of net income.

Measure	Fiscal Year Ending June 30, 2011
Revenue	$1.785 billion to $1.815 billion
Diluted earnings per share from continuing operations	$1.38 to $1.44

Conference Call

SRA senior management will discuss the results in a conference call beginning at 11 a.m. EST. Interested parties may listen to the conference call by dialing 888-790-3103 (U.S./Canada) or 773-756-4790 (Other) with passcode 1256593. The conference call will be webcast simultaneously through a link on the SRA website (www.sra.com/investors). A replay of the conference call will be available approximately two hours after the conclusion of the call on Feb. 8 through Feb. 22 by dialing 800-219-6350 (U.S./Canada) or 402-220-3904 (Other) and entering passcode 1978.

About SRA International, Inc.

SRA and its subsidiaries are dedicated to solving complex problems of global significance for government organizations and commercial clients serving the national security, civil government and global health markets. Founded in 1978, the company and its subsidiaries have expertise in such areas as air surveillance and air traffic management; contract research organization (CRO) services; cyber security; disaster response planning; enterprise resource planning; environmental strategies; IT systems, infrastructure and managed services; learning technologies; logistics; public health preparedness; public safety; strategic management consulting; systems engineering; and wireless integration.

SRA and its subsidiaries employ more than 7,200 employees serving clients from its headquarters in Fairfax, Va., and offices around the world. For additional information on SRA, please visit www.sra.com.

Any statements in this press release about future expectations, plans, and prospects for SRA, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) reduced spending levels and changing budget priorities of our largest customer, the United States federal government, which accounts for more than 90% of our revenue; (ii) failure to comply with complex U.S. government procurement-related laws and other regulations, including but not limited to, punitive damage liabilities under the False Claims Act and other laws, and financial incentives under so-called “whistleblower” statutes, awarding the whistleblower with a percentage of the recovery if the claims are successfully waged; (iii) possible delays or overturning of our government contract awards due to bid protests by competitors or loss of contract revenue or diminished opportunities based on the existence of organizational conflicts of interest; (iv) entry into new markets or foreign legal jurisdictions or operation of our business in various foreign jurisdictions, including incurring liabilities in hazardous areas; (v) failure to comply with laws such as the Foreign Corrupt Practices Act or regulations on government gratuities; (vi) failure to comply with Federal Acquisition Regulations (FAR) and Cost Accounting Standards or the Fair Labor Standards Act; (vii) security threats, attacks or other disruptions on our information infrastructure, and failure to comply with complex network security and data privacy legal and contractual obligations or to protect sensitive information; (viii) any violation of third party intellectual rights; (ix) risks associated with commercial product sales not covered by the FAR; (x) adverse changes in federal government practices such as insourcing; (xi) delays in the U.S. government adopting appropriations necessary for program funding and future appropriation uncertainties adversely impacting customer spending plans; (xii) intense competition to win U.S. government contracts or recompetes and commoditization of services we offer; (xiii) failure to obtain option awards, task orders or funding under contracts, or inability to successfully execute awarded contracts; (xiv) any adverse results of audits and investigations conducted by the Defense Contract Audit Agency or any of the Inspectors General for various agencies with which we contract, including, without limitation, any determination that our contractor business systems or contractor internal control systems are deficient; (xv) difficulties accurately estimating contract costs and contract performance requirements; (xvi) challenges in attracting and retaining key personnel or high-quality employees, particularly those with security clearances; (xvii) failure to manage acquisitions or divestures successfully, including identifying and valuating acquisitions targets, integrating acquired companies, realizing benefits from such acquisitions, or contingent liabilities associated with divestures; (xviii) adverse market conditions and the resulting impact on future cash flows may result in the impairment of goodwill and intangible assets which account for a significant portion of our assets; (xix) adverse weather conditions or unexpected employee leave patterns reducing our expected billable labor revenue; and (xx) adverse impact on employee and customer relations from media speculation regarding the company and its future ownership and operations.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of February 8, 2011. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to February 8, 2011.

# # #

Consolidated Statements of Operations (Unaudited)

(in thousands, except share amounts)

	Three Months Ended		Six Months Ended
	31-Dec-10	31-Dec-09	31-Dec-10	31-Dec-09
Revenue	$434,849	$412,770	$858,782	$829,509
Operating costs and expenses:
Cost of services	327,720	312,062	644,876	628,612
Selling, general and administrative	68,648	62,592	138,965	124,669
Depreciation and amortization	6,756	7,055	13,209	14,065
Sale of Constella Futures Holding, LLC	—	1,889	—	1,889

Total operating costs and expenses	403,124	383,598	797,050	769,235

Operating income	31,725	29,172	61,732	60,274
Interest expense	(208)	(345)	(371)	(828)
Interest income	235	565	598	973

Income before income taxes	31,752	29,392	61,959	60,419
Provision for income taxes	11,990	9,558	23,728	21,854

Income from continuing operations	19,762	19,834	38,231	38,565

Loss from discontinued operations, net of tax	(681)	(646)	(962)	(1,327)

Net income	$19,081	$19,188	$37,269	$37,238

Basic earnings (loss) per share:
Continuing operations	$0.34	$0.35	$0.66	$0.67
Discontinued operations	(0.01)	(0.01)	(0.02)	(0.02)

Basic earnings per share (a)	$0.33	$0.33	$0.64	$0.65

Diluted earnings (loss) per share:
Continuing operations	$0.34	$0.34	$0.65	$0.67
Discontinued operations	(0.01)	(0.01)	(0.02)	(0.02)

Diluted earnings per share (a)	$0.33	$0.33	$0.64	$0.64

(a)	May not sum due to rounding

Reconciliation Between Reported Net Income and Net Income used in the Calculation of Earnings Per Share (Unaudited)

(in thousands, except share amounts)

In accordance with generally accepted accounting principles (GAAP), we are required to allocate a portion of our earnings to any outstanding unvested restricted share awards that qualify as participating securities. The Company’s unvested restricted stock awards are excluded from both the basic and diluted weighted-average shares outstanding.

	Three Months Ended		Six Months Ended
	31-Dec-10	31-Dec-09	31-Dec-10	31-Dec-09
Income from continuing operations	$19,762	$19,834	$38,231	$38,565
Less: allocation of earnings to unvested restricted shares	295	241	536	454

Income from continuing operations for the computation of earnings per share	$19,467	$19,593	$37,695	$38,111

Basic weighted-average shares outstanding	57,123	56,684	57,052	56,626

Diluted weighted-average shares outstanding	57,703	57,171	57,644	57,137

Basic earnings per share from continuing operations	$0.34	$0.35	$0.66	$0.67

Diluted earnings per share from continuing operations	$0.34	$0.34	$0.65	$0.67

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	As of
	31-Dec-10	30-Jun-10
Current assets:
Cash and cash equivalents	$60,602	$98,113
Accounts receivable, net	383,353	354,140
Inventories, net	6,034	6,829
Prepaid expenses and other	48,398	25,712
Deferred income taxes	—	15,057
Current assets of discontinued operations	—	762

Total current assets	498,387	500,613
Property, plant and equipment, net	35,834	33,501
Goodwill	511,238	436,683
Identified intangibles, net	58,285	33,005
Deferred compensation trust	8,684	7,182
Other long-term assets	3,594	18,236
Long-term assets of discontinued operations	—	4,495

Total assets	$1,116,022	$1,033,715

Current liabilities:
Accounts payable and accrued expenses	$126,184	$101,323
Accrued payroll and employee benefits	113,774	123,334
Billings in excess of revenue recognized	24,293	16,487
Deferred income taxes	9,039	—
Liabilities of discontinued operations	—	1,069

Total current liabilities	273,290	242,213
Deferred compensation liability	8,684	7,182
Deferred income taxes	14,567	7,280
Other long-term liabilities	4,784	5,477

Total liabilities	301,325	262,152

Stockholders’ equity	814,697	771,563

Total liabilities and stockholders’ equity	$1,116,022	$1,033,715

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	31-Dec-10	31-Dec-09	31-Dec-10	31-Dec-09
Cash flows from operating activities:
Net income	$19,081	$19,188	$37,269	$37,238
Loss from discontinued operations	681	646	962	1,327
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	4,492	4,398	8,797	8,751
Amortization of intangible assets	2,705	2,657	5,261	5,314
Stock-based compensation	2,629	2,144	5,157	4,610
Deferred income taxes	28,972	5,045	29,666	6,833
Sale of Constella Futures Holding, LLC	—	1,889	—	1,889
Loss (gain) realized from forward exchange contracts	(1,270)	(35)	1,795	(433)
Changes in assets and liabilities, net of the effect of acquisitions	(27,596)	(57,113)	(24,428)	(82,575)

Net cash provided by (used in) operating activities of continuing operations	29,694	(21,181)	64,479	(17,046)
Net cash (used in) provided by operating activities of discontinued operations	60	(555)	(692)	(358)

Net cash provided by (used in) operating activities	29,754	(21,736)	63,787	(17,404)

Cash flows from investing activities:
Capital expenditures	(5,762)	(2,549)	(9,338)	(7,739)
Acquisitions, net of cash acquired	(87,119)	—	(112,314)	—
Sale of Airport Operations Solutions	6,000	—	6,000	—
Collections on note receivable	15,000	3,330	15,000	5,330
(Payments for) proceeds from forward exchange contracts	1,270	35	(1,795)	433

Net cash used in investing activities	(70,611)	816	(102,447)	(1,976)

Cash flows from financing activities:
Proceeds from the exercise of stock options	610	377	1,266	1,323
Proceeds from employee stock purchase plan	369	348	726	689
Excess tax benefits of stock option exercises	37	9	125	34
Borrowings under credit facility	40,000	20,000	40,000	55,000
Repayments under credit facility	(40,000)	(25,000)	(40,000)	(70,000)
Net borrowings under other short-term credit facilities	—	(4,715)	—	—
Purchase of treasury stock	(72)	(83)	(1,186)	(940)

Net cash provided by (used in) financing activities	944	(9,064)	931	(13,894)

Effect of exchange rate changes on cash and cash equivalents	(50)	836	218	(79)

Net decrease in cash and cash equivalents	(39,963)	(29,148)	(37,511)	(33,353)
Cash and cash equivalents, beginning of period	100,565	70,478	98,113	74,683

Cash and cash equivalents, end of period	$60,602	$41,330	$60,602	$41,330

Non-GAAP Financial Measures

The financial measures shown below, organic revenue and free cash flow from continuing operations, are non-GAAP financial measures. These measures are not calculated through the application of GAAP and are not the required form of disclosure by the Securities and Exchange Commission. As such, they should not be considered as substitutes for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. Reconciliations to the most directly comparable GAAP financial measures are included below.

Reconciliation Between Total Revenue and Organic Revenue (Unaudited)

(in thousands)

Organic revenue, as presented, is computed by comparing our actual reported revenue in the current period, including revenue attributable to acquired companies, with adjusted revenue from the prior year period. In arriving at prior year revenue, we include the revenue of acquired companies for the prior year periods comparable to the current-year periods for which the companies are included in our actual reported revenue. Revenue from discontinued operations is not included in reported revenue, and therefore, is not considered in our calculation of organic revenue. The resulting rate is intended to represent our organic, or non-acquisitive, growth or decline year-over-year. We believe that this non-GAAP financial measure provides useful information because it allows investors to better assess the underlying growth rate of our business, including the post-acquisition activity of acquired companies.

	Three Months Ended
	31-Dec-10	31-Dec-09	% Change
Revenue from continuing operations, as reported	$434,849	$412,770	5.3%
Plus: Revenue of acquired companies for the comparable prior year period	—	17,498

Organic revenue	$434,849	$430,268	1.1%

	Six Months Ended
	31-Dec-10	31-Dec-09	% Increase
Revenue from continuing operations, as reported	$858,782	$829,509	3.5%
Plus: Revenue of acquired companies for the comparable prior year period		25,424

Organic revenue	$858,782	$854,933	0.5%

Reconciliation Between Net Cash Provided by Operating Activities and Free Cash Flow (Unaudited)

(in thousands)

We define free cash flow, as presented, as net cash provided by operating activities less capital expenditures. Cash flows from discontinued operations are excluded from the calculation of free cash flow as these cash flows will not continue in future periods. We believe that this non-GAAP financial measure is useful for investors in analyzing our ability to generate cash flow for purposes such as repaying debt, funding business acquisitions, and repurchasing our common stock.

	Three Months Ended		Six Months Ended
	31-Dec-10	31-Dec-09	31-Dec-10	31-Dec-09
Net cash provided by (used in) operating activities of continuing operations	$29,694	$(21,181)	$64,479	$(17,046)
Less: Capital expenditures	(5,762)	(2,549)	(9,338)	(7,739)

Free cash flow from continuing operations	$23,932	$(23,730)	$55,141	$(24,785)